Exhibit 99.1

Lifetime Brands, Inc. Reports First Quarter Financial Results

GARDEN CITY, NY, — May 10, 2016—Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the first quarter ended March 31, 2016.

Consolidated net sales were $110.9 million, as compared to consolidated net sales of $117.7 million for the corresponding period in 2015. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales decreased 4.8%, as compared to consolidated net sales in the corresponding period in 2015.

Gross margin was $40.6 million, or 36.6%, as compared to $44.9 million, or 38.2%, for the corresponding period in 2015.

Loss from operations was $5.2 million, as compared to a loss of $2.2 million for the corresponding period in 2015.

Net loss was $4.3 million, or $0.31 per diluted share, as compared to a net loss of $2.1 million, or $0.15 per diluted share, in the corresponding period in 2015.

Adjusted net loss was $3.4 million, or $0.24 per diluted share, as compared to a loss of $1.9 million, or $0.14 per diluted share, in the corresponding period in 2015.

Consolidated EBITDA was $0.3 million, as compared to $2.5 million for the corresponding 2015 period.

Equity in losses, net of taxes, was $150 thousand, as compared to equity in earnings, net of taxes of $288 thousand in the corresponding 2015 period.

Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer, commented,

“While the quarter’s results were below those of last year’s first quarter; as always is the case for us, we expect our projected top line growth and margin improvement to come in the third and fourth quarters.

“The sales decrease in the quarter primarily was attributable to an inventory rationalization strategy at a major U.S. retailer. While this had an unfavorable impact in the quarter; for the full year, we expect to be a net beneficiary based on an expansion of our assortment and increased store count. Sales also declined in our international segment, primarily due to foreign currency translation.

“During the quarter, we saw strong success with Farberware Colourworks®, a comprehensive line of kitchen tools, gadgets, cutlery and pantryware that features vibrant colors and contemporary styling. It is our first line specifically targeted toward millennials, and was influenced by the very successful Colourworks® collection at our U.K. subsidiary Kitchen Craft. This is an excellent example of the synergies we can achieve through different geographical sides of Lifetime’s business, which will become an increasingly important factor in our success this fall and in coming years. We also had great success with initial shipments of our patent pending EdgekeeperTM technology which enables a knife to be sharpened every time it is removed from its sheath. After testing, several major retailers have committed to rolling out this line this fall.

“In April, we acquired the brands, product portfolio and certain other assets of Wilton Armetale, a long-established supplier of fine serveware and grillware to department stores and specialty stores in the U.S. and internationally. They are an excellent addition to our existing brands of fine serving accessories and we are pleased to add them to Lifetime’s robust portfolio.

“This year, we are taking decisive steps to enhance Lifetime’s ability to achieve its ambitious growth plans. These include implementing the recommendations of the first phase of the comprehensive review of Lifetime’s U.S. wholesale businesses that we began in the fourth quarter of 2015, with the assistance of a major international consulting firm, to make certain that we have the right structure to grow and prosper in today’s evolving retail market.

“Based on the study’s initial findings, we already have made several structural changes in our U.S. Wholesale divisions. We also embarked on the study’s second phase, focused on specific actions to enhance the management of our product pipeline and brand portfolio and to rationalize SKUs and SG&A spending. The initial findings from the second phase of this review are coming in and we look forward to acting on the initiatives, which we expect will help us increase our efficiency, effectiveness and, most importantly, our profitability.

“Based on current trends, we expect 2016 consolidated net sales to increase approximately 3%, excluding any impact of foreign currencies, and gross margin to increase approximately 50 basis points.”

Conference Call

The Company has scheduled a conference call for Tuesday, May 10, 2016 at 11:00 a.m. ET. The dial-in number for the conference call is (877) 740-3951 or (615) 247-0177 passcode #1794472. A live webcast of the conference call will be accessible through http://edge.media-server.com/m/p/ioqdxaqc/lan/en. For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Fred® & Friends, Kitchen Craft®, Kamenstein®, Kizmos™, La Cafetière®, Misto®, Mossy Oak®, Reo®, Savora™ and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Towle® Silversmiths, Tuttle®, Wallace®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including Bombay®, BUILT NY®, Debbie Meyer® and Design for Living™. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	Lippert/Heilshorn& Assoc.
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands - except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Net sales	$110,925	$117,657
Cost of sales	70,374	72,749

Gross margin	40,551	44,908
Distribution expenses	13,317	13,483
Selling, general and administrative expenses	31,808	33,596
Restructuring expenses	641	—

Loss from operations	(5,215)	(2,171)
Interest expense	(1,193)	(1,431)
Financing expense	—	(154)

Loss before income taxes and equity in earnings	(6,408)	(3,756)
Income tax benefit	2,270	1,363
Equity in earnings (losses), net of taxes	(150)	288

NET LOSS	$(4,288)	$(2,105)

Weighted-average shares outstanding - basic	13,963	13,738

BASIC LOSS PER COMMON SHARE	$(0.31)	$(0.15)

Weighted-average shares outstanding - diluted	13,963	13,738

DILUTED LOSS PER COMMON SHARE	$(0.31)	$(0.15)

Cash dividends declared per common share	$0.0425	$0.0375

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands - except share data)

	March 31,	December 31,
	2016	2015
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,878	$7,131
Accounts receivable, less allowances of $4,436 at March 31, 2016 and $5,300 at December 31, 2015	74,203	90,576
Inventory	139,670	136,890
Prepaid expenses and other current assets	10,771	8,783
Income taxes receivable	4,033	—

TOTAL CURRENT ASSETS	234,555	243,380

PROPERTY AND EQUIPMENT, net	24,443	24,877
INVESTMENTS	24,363	24,973
INTANGIBLE ASSETS, net	94,843	96,593
DEFERRED INCOME TAXES	6,825	6,486
OTHER ASSETS	2,261	2,022

TOTAL ASSETS	$387,290	$398,331

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of Credit Agreement Term Loan	$24,733	$19,646
Short term loan	135	252
Accounts payable	21,183	27,245
Accrued expenses	33,212	40,154
Income taxes payable	—	4,064

TOTAL CURRENT LIABILITIES	79,263	91,361

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	18,967	18,556
DEFERRED INCOME TAXES	8,860	8,596
REVOLVING CREDIT FACILITY	77,040	65,617
CREDIT AGREEMENT TERM LOAN	7,197	14,733

STOCKHOLDERS’ EQUITY

Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 25,000,000; shares issued and outstanding: 14,219,192 at March 31, 2016 and 14,030,221 at December 31, 2015	142	140

Paid-in capital	168,876	165,780
Retained earnings	42,838	47,733
Accumulated other comprehensive loss	(15,893)	(14,185)

TOTAL STOCKHOLDERS’ EQUITY	195,963	199,468

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$387,290	$398,331

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
OPERATING ACTIVITIES
Net loss	$(4,288)	$(2,105)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Provision for doubtful accounts	2	18
Depreciation and amortization	3,484	3,555
Amortization of financing costs	162	149
Deferred rent	20	346
Deferred income taxes	113	—
Stock compensation expense	803	750
Undistributed equity in (earnings) losses, net	150	(288)
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	15,731	27,355
Inventory	(3,510)	(6,468)
Prepaid expenses, other current assets and other assets	(2,546)	(3,593)
Accounts payable, accrued expenses and other liabilities	(10,508)	(4,407)
Income taxes receivable	(3,561)	—
Income taxes payable	(4,872)	(5,071)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(8,820)	10,241

INVESTING ACTIVITIES
Purchases of property and equipment	(761)	(1,406)

NET CASH USED IN INVESTING ACTIVITIES	(761)	(1,406)

FINANCING ACTIVITIES
Proceeds from Revolving Credit Facility	58,392	61,523
Repayments of Revolving Credit Facility	(46,813)	(68,899)
Repayment of Credit Agreement Term Loan	(2,500)	(2,500)
Proceeds from Short Term Loan	—	37
Payments on Short Term Loan	(117)	(322)
Payment for capital leases	(16)	—
Proceeds from exercise of stock options	115	281
Cash dividends paid	(594)	(514)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	8,467	(10,394)

Effect of foreign exchange on cash	(139)	(94)
DECREASE IN CASH AND CASH EQUIVALENTS	(1,253)	(1,653)

Cash and cash equivalents at beginning of period	7,131	5,068

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,878	$3,415

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Consolidated EBITDA for the Four Quarters Ended March 31, 2016
Three months ended March 31, 2016	$268
Three months ended December 31, 2015	23,889
Three months ended September 30, 2015	14,089
Three months ended June 30, 2015	4,388

Total for the four quarters	$42,634

Consolidated EBITDA for the Four Quarters Ended March 31, 2015
Three months ended March 31, 2015	$2,519
Three months ended December 31, 2014	20,918
Three months ended September 30, 2014	16,470
Three months ended June 30, 2014	1,494

Total for the four quarters	$41,401

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated EBITDA:

		Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Net income (loss) as reported	$(4,288)	$11,006	$5,104	$(1,727)
Subtract out:
Undistributed equity in (earnings) losses, net	150	(517)	459	(2)
Add back:
Income tax provision (benefit)	(2,270)	5,962	2,745	(717)
Interest expense	1,193	1,402	1,454	1,459
Depreciation and amortization	3,484	3,500	3,510	3,638
Stock compensation expense	803	2,972	791	773
Contingent consideration	—	(876)	—	1,545
Permitted acquisition related expenses, net of recovery	555	3	26	(581)
Restructuring expenses	641	437	—	—

Consolidated EBITDA	$268	$23,889	$14,089	$4,388

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Consolidated EBITDA:

		Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Net income (loss) as reported	$(2,105)	$9,261	$(1,586)	$(3,202)
Subtract out:
Undistributed equity in (earnings) losses, net	(288)	1,364	5,193	(41)
Add back:
Income tax provision (benefit)	(1,363)	5,473	3,123	(1,586)
Interest expense	1,431	1,658	1,698	1,672
Loss on early retirement of debt	—	27	—	—
Financing expense	154	758	—
Intangible asset impairment	—	—	3,384	—
Depreciation and amortization	3,555	3,572	3,299	3,716
Stock compensation expense	750	2,360	694	713
Contingent consideration	147	(4,115)	665	—
Permitted acquisition related expenses	238	560	—	97
Restructuring expenses	—	—	—	125

Consolidated EBITDA	$2,519	$20,918	$16,470	$1,494

Consolidated EBITDA is a non-GAAP measure that the Company defines as net income (loss), adjusted to exclude undistributed equity in earnings (losses), income taxes, interest, losses on early retirement of debt, depreciation and amortization, stock compensation expense, intangible asset impairment, contingent consideration, acquisition related expenses and restructuring expenses, as shown in the tables above.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands - except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net loss and adjusted diluted loss per common share:

	Three Months Ended March 31,
	2016	2015
Net loss as reported	$(4,288)	$(2,105)
Adjustments:
Acquisition related expenses	555	238
Restructuring expenses	641	—
Financing expenses	—	154
Deferred tax for foreign currency translation for Grupo Vascon	194	—
Income tax effect on adjustments	(478)	(157)

Adjusted net loss	$(3,376)	$(1,870)
Adjusted diluted loss per common share	$(0.24)	$(0.14)

Adjusted net loss in the three months ended March 31, 2016 excludes acquisition related expenses, restructuring expenses and the deferred tax for foreign currency translation for Grupo Vasconia. Adjusted net loss in the three months ended March 31, 2015 excludes acquisition related expenses and financing expenses.

Constant Currency:

	As Reported Three Months Ended March 31,			Constant Currency (1) Three Months Ended March 31,				Year-Over-Year Increase (Decrease)
	2016	2015	Increase (Decrease)	2016	2015	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
Net sales
U.S. Wholesale	$82,268	$86,521	$(4,253)	$82,268	$86,495	$(4,227)	$(26)	(4.9)%	(4.9)%	—%
International	23,673	25,365	(1,692)	23,673	24,204	(531)	(1,161)	(2.2)%	(6.7)%	(4.5)%
Retail Direct	4,984	5,771	(787)	4,984	5,771	(787)	—	(13.6)%	(13.6)%	—%

Total net sales	$110,925	$117,657	$(6,732)	$110,925	$116,470	$(5,545)	$(1,187)	(4.8)%	(5.7)%	(1.0)%

(1)	“Constant Currency” is determined by applying the 2016 average exchange rates to the prior year local currency net sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency net sales growth excludes the impact of currency.